Exhibit 10.7

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated [●], 2019 (this “Agreement”), by and among the sellers listed on Schedule I hereto, as sellers (collectively, the “Sellers” and each, a “Seller”) of shares of Class A Common Stock (as defined below), and Tradeweb Markets Inc., a Delaware corporation, as purchaser (the “Purchaser”).

WHEREAS, the Purchaser is a party to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated April 8, 2019, by and among the Purchaser and the stockholders party thereto (collectively, the “Securityholders”), pursuant to which the Securityholders have certain registration rights, and a demand notice has been delivered to the Purchaser by a Securityholder pursuant to Section 2.1 of the Registration Rights Agreement (the “Demand Notice”);

WHEREAS, in connection with the Demand Notice and in satisfaction of the Purchaser’s obligations under the Registration Rights Agreement, the Board of Directors of the Purchaser has determined to (i) effect an underwritten public offering (the “Offering”) of the Purchaser’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), and (ii) use a portion of the proceeds from the Offering to effect the Sale (as defined below); and

WHEREAS, in connection with the consummation of the Offering, each Seller wishes to sell to the Purchaser (the “Sale”) certain shares of Class A Common Stock issuable to such Seller upon the net exercise of certain options to purchase shares of Class A Common Stock that have vested as of September 30, 2019, and the Purchaser wishes to purchase from each Seller, the number of shares of Class A Common Stock indicated in the table and related notes in the final prospectus for the Offering under the heading “Certain Relationships and Related Party Transactions—Transactions With Certain Original LLC Owners” (the “Selling Schedule”) as the number of shares of Class A Common Stock to be sold by such Seller to the Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Additional Closing” means each closing of the purchase of Additional Purchased Shares.

“Additional Offering Closing” means any additional closing of the sale of Class A Common Stock in the Offering pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock, which closing may occur on the same date and time as the Offering Closing.

“Additional Purchased Shares” means the number of shares of Class A Common Stock indicated in the Selling Schedule as the number of shares of Class A Common Stock to be sold by any Seller at an Additional Closing to the Purchaser, if the underwriters’ option to purchase additional shares of Class A Common Stock is exercised.

“Class A Common Stock” has the meaning set forth in the recitals of this Agreement.

“Closings” means any Additional Closing together with the Initial Closing.

“Custodian” has the meaning set forth in Section 3.1 hereof.

“Custody Agreement” has the meaning set forth in Section 3.1 hereof.

“Initial Closing” means the closing of the purchase of the Initial Purchased Shares.

“Initial Purchased Shares” means the number of shares of Class A Common Stock indicated in the Selling Schedule as the number of shares of Class A Common Stock to be sold by any Seller to the Purchaser at the Initial Closing.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever, except for those arising under any Custody Agreement or Power of Attorney.

“Offering” has the meaning set forth in the recitals of this Agreement.

“Offering Closing” means the initial closing of the sale of Class A Common Stock in the Offering.

“Per Share Purchase Price” means the purchase price per share of Class A Common Stock to be paid by the underwriters to the Purchaser pursuant to the underwriting agreement for the Offering.

“Power of Attorney” has the meaning set forth in Section 3.2 hereof.

“Purchaser” has the meaning set forth in the preamble of this Agreement.

“Sellers” has the meaning set forth in the preamble of this Agreement.

“Selling Schedule” has the meaning set forth in the recitals of this Agreement.

ARTICLE 2

PURCHASE AND SALE OF SHARES OF CLASS A COMMON STOCK

2.1	Purchase and Sale.

(a)	Subject to the terms herein set forth, at the Initial Closing, each Seller agrees (severally and not jointly) to sell, convey, assign and transfer to the Purchaser the Initial Purchased Shares, and the Purchaser agrees to purchase such Initial Purchased Shares from such Seller for a purchase price per share equal to the Per Share Purchase Price.

(b)	Subject to the terms herein set forth, at each Additional Closing, each Seller agrees (severally and not jointly) to sell, convey, assign and transfer to the Purchaser the Additional Purchased Shares, and the Purchaser agrees to purchase such Additional Purchased Shares from such Seller for a purchase price per share equal to the Per Share Purchase Price, in each case, subject to the total number of shares of Class A Common Stock to be sold at any Additional Offering Closing. For the avoidance of doubt, the portion of the number of shares of Class A Common Stock that shall be sold at any Additional Closing with respect to any Seller (adjusted to eliminate fractional shares) shall be determined by multiplying the total number of shares of Class A Common Stock to be sold at such Additional Offering Closing by a fraction, the numerator of which is the maximum number of shares of Class A Common Stock that the Purchaser may purchase from such Seller, as indicated in the Selling Schedule, and the denominator of which is the maximum number of shares of Class A Common Stock and common units of Tradeweb Markets LLC that the Purchaser may purchase from all such Sellers and all such other sellers listed in the Selling Schedule.

2.2	Closing.

(a)	The Initial Closing shall occur at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004 immediately following the Offering Closing.

(b)	Each Additional Closing, if any, shall occur at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004 immediately after the related Additional Offering Closing.

(c)	At each Closing, (i) the Custodian on behalf of the Purchaser shall deliver to each Seller the Per Share Purchase Price for each Initial Purchased Share or Additional Purchased Share, as applicable, being purchased by the Purchaser from such Seller as set forth in Section 2.1 hereof, by wire transfer of immediately available funds to a bank account specified by such Seller in its Custody Agreement, (ii) the Custodian on behalf of each Seller shall deliver to the Purchaser the number of Initial Purchased Shares or Additional Purchased Shares, as applicable, being sold by each Seller to the Purchaser and (iii) the Purchaser shall cancel such Purchased Shares or Additional Purchased Shares, as applicable.

2.3	Conditions to Closing.

(a)	The obligations of the Purchaser and each Seller to be performed at any Closing shall be conditioned upon the simultaneous or prior completion of the Offering Closing or the applicable Additional Offering Closing.

(b)	The obligations of the Purchaser to be performed at any Closing shall be subject to the condition that the representations and warranties set forth in Article 3 shall be true and correct as of such Closing as if then made.

(c)	The obligations of each Seller to be performed at any Closing shall be subject to the condition that the representations and warranties of the Purchaser set forth in Article 4 shall be true and correct as of such Closing as if then made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller severally and not jointly represents and warrants to, and agrees with, the Purchaser that (i) as of the date hereof and (ii) as of each Closing:

3.1	Custody Agreement. Such Seller has placed in custody under a custody agreement (for each Seller, a “Custody Agreement”) with American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), for delivery under this Agreement, security entitlements representing the shares of Class A Common Stock to be sold by such Seller hereunder.

3.2	Power of Attorney. Such Seller has duly and irrevocably executed and delivered a power of attorney (for each Seller, a “Power of Attorney”) appointing an attorney-in-fact (the “Attorney-in-Fact”), with full power of substitution, and with full authority to execute and deliver this Agreement as set forth therein, and take any such actions on behalf of such Seller in accordance with the terms of, and subject to the limitations set forth in, the Power of Attorney as may be necessary to consummate the transactions contemplated under this Agreement.

3.3	Capacity; Authority; Execution and Delivery; Enforceability. To the extent that such Seller is a natural person, such Seller has the legal capacity to execute and deliver this Agreement and the Custody Agreement and the Power of Attorney of such Seller and to consummate the transactions contemplated hereby and thereby. To the extent that such Seller is not a natural person, such Seller has the full power and authority to execute, deliver and perform this Agreement and the Custody Agreement and Power of Attorney of such Seller and to consummate the transactions contemplated hereby and thereby. The execution and delivery by or on behalf of such Seller of this Agreement and the Custody Agreement and Power of Attorney of such Seller and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Seller (to the extent such Seller is not a natural person) and no other proceedings on the part of such Seller are necessary to approve this Agreement or the Custody Agreement or Power of Attorney of such Seller or to consummate the transactions contemplated hereby and thereby. This Agreement and the Custody Agreement and the Power of Attorney of such Seller have been duly executed and delivered by or on behalf of such Seller, and, assuming due execution and delivery by the Purchaser (in the case of this Agreement), constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.4	Title. Such Seller has good, valid and marketable title to, and has full right, power and authority to sell, convey, assign and transfer, free and clear of any Liens, or at the time of each Closing will have full right, power and authority to sell, convey, assign and transfer, free and clear of any Liens, the Initial Purchased Shares and the Additional Purchased Shares, as applicable, indicated in the Selling Schedule as the maximum number of shares of Class A Common Stock to be sold by such Seller to the Company. Upon such Seller’s receipt of the applicable purchase price and the transfer of the Initial Purchased Shares or Additional Purchased Shares at the Initial Closing or any Additional Closing, as applicable, good, valid and marketable title to the Initial Purchased Shares and any Additional Purchased Shares, as applicable, will pass to the Purchaser, free and clear of any Liens.

3.5	No Conflicts. The execution and the delivery of this Agreement and the Custody Agreement and Power of Attorney of such Seller by or on behalf of such Seller and the consummation of the transactions contemplated hereby and thereby will not (i) result in any breach of or constitute a default under any term of any agreement, mortgage, indenture, license, permit, lease, or other instrument, or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which such Seller is bound, except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Seller or the ability of such Seller to consummate the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney of such Seller.

3.6	Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Seller for the consummation of the transactions contemplated by this Agreement and the Custody Agreement and the Power of Attorney of such Seller, except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Seller or the ability of such Seller to consummate the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney of such Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations and warranties for the benefit of the Sellers (i) as of the date hereof and (ii) as of each Closing:

4.1	Organization, Standing and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

4.2	Authority; Execution and Delivery; Enforceability. The Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by or on behalf of the Sellers, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.3	No Conflicts. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of or constitute a default under any term of any agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law or regulation by which the Purchaser is bound, except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Purchaser or the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

4.4	Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Purchaser for the consummation of the transactions contemplated by this Agreement, except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Purchaser or the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchaser shall be given to it at Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036, Attention: Chief Administrative Officer, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Steven G. Scheinfeld, Andrew B. Barkan and David L. Shaw. Notices to the Sellers shall be given to [●], on behalf of the Sellers.

5.2	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No person other than the parties hereto and their successors is intended to be a beneficiary of this Agreement.

5.3	Amendment and Waiver.

(a)	No failure or delay on the part of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sellers or the Purchaser at law, in equity or otherwise.

(b)	Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by or on behalf of each of the Sellers and the Purchaser.

5.4	Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

5.5	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.6	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.7	Waiver of Jury Trial. The Purchaser and each of the Sellers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5.8	Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.9	Entire Agreement. This Agreement, together with the Custody Agreements and Powers of Attorney of the Sellers and the schedules and exhibits hereto and thereto, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.10	Further Assurances. Each of the parties shall execute and deliver such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRADEWEB MARKETS INC.

By:
Name:
Title:

SELLERS

As Attorney-in-Fact acting on behalf of each Seller named in Schedule I hereto

By:
Name:
Title: Attorney-in-Fact

[Signature Page to Purchase Agreement]

Schedule I

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